Filed Pursuant to Rule 424(b)(3)
Under The Securities Act of 1933
Registration No: 333-146023

PROSPECTUS SUPPLEMENT NO. 2
to Prospectus declared
effective on December 28, 2007
as supplemented on February 15, 2008
(Registration No. 333-146023)

CHINA EDUCATION ALLIANCE, INC.

        This Prospectus Supplement No. 2 supplements our Prospectus dated December 28, 2007 and Prospectus Supplement No. 1 dated February 15, 2008. The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. You should read this Prospectus Supplement No. 2 together with the Prospectus and the Prospectus Supplement No. 1 dated February 15, 2008.

This Prospectus Supplement includes the attached Current Report on Form 8-K of China Education Alliance, Inc. dated February 20, 2008, as filed by us with the Securities and Exchange Commission.

        Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol “CEUA.OB.”

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is February 20, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 20, 2008
Date of Report (Date of earliest event reported)

CHINA EDUCATION ALLIANCE, INC.
(Exact name of registrant as specified in charter)

North Carolina	00-52092	56-2012361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

58 Heng Shan Road, Kun Lun Shopping Mall Harbin, People’s Republic of China 150090
(Address of principal executive offices)

+86-451-8233-5794
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 - REGULATION FD DISCLOSURE

Item 7.01. Regulation FD Disclosure

Attached hereto as Exhibit 99.1 is a presentation by China Education Alliance, Inc. (the “Company”) scheduled for Wednesday, February 20, 2008 at the 20th Annual OC Growth Stock Conference (the “Conference”) in Laguna Niguel, California, sponsored by Roth Capital Partners, LLC.

The information contained in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in or exhibits to this Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statement and Exhibits

(d)	Exhibits
	99.1	Slide Presentation of China Education Alliance, Inc., dated February 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2008	CHINA EDUCATION ALLIANCE, INC.

	By:	/s/ Xiqun Yu
Xiqun Yu, Chief Executive Officer and President

EXHIBIT INDEX

99.1	Slide Presentation of China Education Alliance, Inc., dated February 2008

Exhibit 99.1